--------------------------------------------------------------------------------

                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.   20549


                                      FORM 8-K/A
                                    CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
         Date of Report (Date of earliest event reported): February 14, 1997




                           PACIFICARE HEALTH SYSTEMS, INC.
                (Exact name of registrant as specified in its charter)


    Delaware                       000-21949               95-4591529
(State or other jurisdiction of   (Commission            (IRS Employer
incorporation or organization)    File Number)        Identification Number)



                  5995 Plaza Drive, Cypress, California  90630-5028
             (Address of principal executive offices, including zip code)

        (Registrant's telephone number, including area code)   (714) 952-1121

--------------------------------------------------------------------------------

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

    On February 14, 1997, pursuant to an Amended and Restated Agreement and
Plan of Reorganization dated as of November 11, 1996 (the "Reorganization Agreement"), among PacifiCare Health Systems, Inc., formerly named N-T Holdings, Inc., a Delaware corporation ("PacifiCare Holding" or the "Company"), PacifiCare Operations, Inc., formerly named PacifiCare Health Systems, Inc., a Delaware corporation ("PacifiCare"), FHP International Corporation, a Delaware corporation ("FHP"), Neptune Merger Corp., a Delaware corporation and wholly owned subsidiary of PacifiCare Holding ("PacifiCare Merger Sub"), and Tree Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of PacifiCare Holding ("FHP Merger Sub"), PacifiCare Merger Sub merged with and into PacifiCare (the "PacifiCare Merger") and FHP Merger Sub merged with and into FHP (the "FHP Merger"). The PacifiCare Merger and the FHP Merger shall together be referred to herein as the "Mergers." The purpose of the Mergers was, among other things, to provide for an acquisition transaction involving PacifiCare and FHP.

    The Mergers became effective at the time of filing of Certificates of Merger with the Delaware Secretary of State on February 14, 1997 (the "Effective Time"). At the Effective Time: (a) FHP Merger Sub and PacifiCare Merger Sub ceased to exist; (b) FHP, as the surviving corporation in the FHP Merger, and PacifiCare, as the surviving corporation in the PacifiCare Merger, became wholly owned subsidiaries of PacifiCare Holding; and (c) the name of PacifiCare Holding was changed from "N-T Holdings, Inc." to "PacifiCare Health Systems, Inc.," while the name of PacifiCare was changed from "PacifiCare Health Systems, Inc." to "PacifiCare Operations, Inc."

    Additionally, at the Effective Time, pursuant to Section 1.5 of the Reorganization Agreement, the following share conversions took place: (a) each outstanding share of the Class A Common Stock, par value $0.01 per share, of PacifiCare (the "PacifiCare Class A Common Stock") was exchanged for one share of the Class A Common Stock, par value $0.01 per share, of PacifiCare Holding (the "PacifiCare Holding Class A Common"); (b) each outstanding share of the Class B Common Stock, par value $0.01 per share, of PacifiCare (the "PacifiCare Class B Common Stock") was exchanged for one share of the Class B Common Stock, par value $0.01 per share, of PacifiCare Holding (the "PacifiCare Holding Class B Common"); (c) each outstanding share of the Common Stock, par value $0.05 per share, of FHP (the "FHP Common Stock") was exchanged for $17.50 in cash, 0.056 shares of PacifiCare Holding Class A Common and 0.176 shares of PacifiCare Holding Class B Common; and (d) each outstanding share of the Series A Cumulative Convertible Preferred Stock, par value $0.05 per share, of FHP (the "FHP Preferred Stock") was exchanged for $14.113 in cash and one-half of one share of Series A Cumulative Convertible Preferred Stock, par value $0.01 per share, of PacifiCare Holding (the "PacifiCare Holding Series A Preferred"). Further, as soon after the Effective Time as legally permitted, former holders of FHP Common Stock and of FHP Preferred Stock will receive rights (the "Talbert Rights") to acquire common stock of Talbert Medical Management Holdings Corporation ("TMMHC" or "Talbert"). Present expectations are that the offering of the Talbert Rights (the "Talbert Rights Offering") will commence in April 1997, shortly after the Talbert S-1 (as defined herein) becomes effective.

    The principles determining the conversion of shares pursuant to the effectuation of the Mergers are set forth in the subsection entitled "Merger Consideration" in the section entitled "The Mergers and Related Transactions" of the prospectus included in the Registration Statement on Form S-4 (No. 333-16271), as amended, filed by PacifiCare Holding with the Securities and Exchange Commission on November 26, 1996 pursuant to Rule 424(b)(3) promulgated under the Securities Act of 1933 (the "Prospectus"). Such information set forth in such subsection is incorporated herein by reference. An explanation of the Talbert Rights and the Talbert Rights Offering is set forth in the section entitled "The Offering" of the prospectus included in the Registration Statement on Form S-1 (No. 333-17679), as amended, most recently filed by

TMMHC on April 4, 1997 (the "Talbert S-1").  Such information set forth in such section is incorporated herein by reference.

    To finance the Mergers, PacifiCare Holding entered into a credit agreement (the "Credit Facility") with Bank of America National Trust and Savings Association as agent, and a syndicate of financial institutions, as set forth in the subsection of the Prospectus entitled "Financing of FHP Merger Consideration" of the section entitled "The Mergers and Related Transactions" of the Prospectus. Such information set forth in such subsection is incorporated herein by reference. Total funds borrowed under the Credit Facility at the Effective Time were $1.12 billion.

    The number of shares of PacifiCare Holding Class A Common, PacifiCare Holding Class B Common and PacifiCare Holding Series A Preferred issued in the FHP Merger was approximately 2,337,000, 7,346,000, and 10,517,000, respectively. The aggregate amount of cash paid to former holders of FHP Common Stock and FHP Preferred Stock in the FHP Merger was approximately $1.027 billion (the "Cash Consideration"). The number of shares of PacifiCare Holding Class A Common and PacifiCare Holding Class B Common issued in the PacifiCare Merger was approximately 12,385,000 and 18,931,000, respectively.

    The Mergers are intended to be tax-free transactions under the Internal Revenue Code of 1986, as amended, and will be accounted for as a purchase. A copy of the press release announcing the consummation of the Mergers is set forth in the Company's Current Report on Form 8-K filed on February 21, 1997, and incorporated herein by reference.

    On February 21, 1997, the Company sold the outstanding stock of its wholly owned subsidiary, PacifiCare of Florida, Inc. ("PCFL"), to Total Health Choice, Inc. a newly formed Florida subsidiary of Total Health Care, Inc. (the "PCFL Disposition"). The sales price, which approximated the net book value of PCFL, totaled $8.9 million. As of December 31, 1996, PCFL served approximately 35,000 commercial and Medicaid members. The terms of the sale agreement included a put option whereby in the event that Total Health Choice, Inc. does not obtain state regulatory approvals to operate in Florida by January 31, 1998, Total Health Choice, Inc. shall have the option to require the Company to repurchase PCFL for $5.9 million. Further information regarding the PCFL Disposition is set forth in the Company's Current Report on Form 8-K filed on March 10, 1997, and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

    (a)  Financial Statements of Business Acquired.

         1.   Consolidated financial statements for PacifiCare Health Systems,
Inc.

              a. Audited consolidated financial statements for each of the years in the three year period ended September 30, 1996, incorporated herein by reference to PacifiCare Health Systems, Inc.'s Annual Report on Form 10-K/A filed on January 17, 1997.

              b. Unaudited condensed consolidated financial statements for the three month periods ended December 31, 1996 and 1995, incorporated herein by reference to PacifiCare Health Systems, Inc.'s Transition Report on Form 10-Q/A filed on February 28, 1997.

         2.   Consolidated financial statements for FHP International
Corporation.

              a. Audited consolidated financial statements for each of the years in the three year period ended June 30, 1996, incorporated herein by reference to FHP International Corporation's Annual Report on Form 10-K filed on September 30, 1996.

              b. Unaudited condensed consolidated financial statements for the three month periods ended December 31, 1996 and 1995, incorporated herein by reference to FHP International Corporation's Quarterly Report on Form 10-Q filed on February 14, 1997.

         3. The following is N-T Holdings, Inc.'s unaudited consolidated balance sheet and related notes as of December 31, 1996:

                         N-T HOLDINGS, INC. AND SUBSIDIARIES
                         UNAUDITED CONSOLIDATED BALANCE SHEET
                                  DECEMBER 31, 1996
                    (Dollars in thousands, except per share data)


    ASSETS
    Cash                                                        $       3
    Deferred stock offering costs                                  16,390
                                                                ---------
                                                                $  16,393
                                                                ---------
                                                                ---------
    LIABILITIES AND SHAREHOLDER'S EQUITY
    Payable to PacifiCare Health Systems, Inc.                  $  16,392

    Shareholder's equity:
      Common stock, par value $0.001 per share;
        1,000 shares authorized; 200 shares issued                      -
      Additional paid-in capital                                        1
                                                                ---------
        Total shareholder's equity                                      1
                                                                ---------
                                                                $  16,393
                                                                ---------
                                                                ---------

                  See Notes to Unaudited Consolidated Balance Sheet.

                         N-T HOLDINGS, INC. AND SUBSIDIARIES
                    NOTES TO UNAUDITED CONSOLIDATED BALANCE SHEET
                                  DECEMBER 31, 1996

(1) BACKGROUND OF ORGANIZATION. PacifiCare Holding was incorporated on August 2, 1996 to effect the transactions contemplated by the Reorganization Agreement. PacifiCare Holding did not conduct any business or activity other than forming two wholly owned subsidiaries to effect the Mergers and making various required regulatory filings.

(2) SHAREHOLDER'S EQUITY. The initial authorized capital stock of PacifiCare Holding consisted of 1,000 shares of Common Stock, par value $0.001 per share. Two hundred shares were issued and outstanding as of December 31, 1996. Immediately prior to the Effective Time, PacifiCare Holding's Certificate of Incorporation was amended to increase the total number of authorized shares of capital stock to 100,000,000 shares of PacifiCare Holding Class A Common, 100,000,000 shares of PacifiCare Holding Class B Common, and 40,000,000 shares of PacifiCare Holding Preferred Stock, par value $0.01 per share.

(3) SUBSEQUENT EVENT - FHP MERGER. On February 14, 1997, PacifiCare Holding consummated the acquisition of FHP through the FHP Merger and the PacifiCare Merger. As a result of the Mergers, holders of FHP Common Stock received $17.50 in cash and a mix of PacifiCare Holding Class A Common and PacifiCare Holding Class B Common determined by a formula set forth in the Reorganization Agreement. Holders of FHP Preferred Stock received one-half of one share of PacifiCare Holding Series A Preferred and $14.113 in cash. Further, as soon after the consummation of the FHP Merger as is legally permitted, former holders of FHP Common Stock and FHP Preferred Stock will receive rights to acquire the common stock of Talbert. Each outstanding share of PacifiCare Class A Common Stock and PacifiCare Class B Common Stock was converted into one share of PacifiCare Holding Class A Common and PacifiCare Holding Class B Common, respectively. All issued shares of the capital stock of PacifiCare Holding immediately prior to the Effective Time were canceled upon completion of the Mergers.

    PacifiCare Holding financed the Cash Consideration totaling approximately $1.027 billion through borrowings under the Credit Facility.

    (b)  Pro Forma Financial Information

                      UNAUDITED PRO FORMA FINANCIAL INFORMATION

    The following Unaudited Pro Forma Condensed Consolidated Statements of Income of PacifiCare Holding for the fiscal year ended September 30, 1996 and three months ended December 31, 1996 present results for PacifiCare Holding as if the Mergers, PCFL Disposition and the capitalization to effect the Talbert Rights Offering (the "Talbert Capitalization") had occurred on October 1, 1995 and 1996, respectively. The accompanying Unaudited Pro Forma Condensed Consolidated Balance Sheet for PacifiCare Holding as of December 31, 1996 gives effect to the Mergers, PCFL Disposition and Talbert Capitalization as if they had occurred on December 31, 1996.

    The FHP Merger will be accounted for under the purchase method of accounting. Accordingly, the amount of the consideration paid in the FHP Merger will be allocated to assets acquired and liabilities assumed based on their estimated fair values. The excess of such consideration over the estimated fair value of such assets and liabilities has been preliminarily allocated to certain identifiable intangible assets and goodwill. The purchase price allocation may be adjusted upon completion of the final valuations of FHP's assets and liabilities; the effect of any such adjustment is not expected to be significant. The PacifiCare Merger will be treated as a reorganization with no change in the recorded amount of PacifiCare's assets and liabilities. The Unaudited Pro Forma Condensed Consolidated Financial Statements do not give effect to any synergies which may be realized as a result of the Mergers. Additionally, except as indicated in the notes thereto, the Unaudited Pro Forma Condensed Consolidated Financial Statements do not reflect any nonrecurring restructuring charges that may be incurred as a result of the integration of FHP. The amount of such charges cannot be reasonably determined at this time.

    The Unaudited Pro Forma Condensed Consolidated Financial Statements are provided for informational purposes only and do not purport to present the combined financial position or results of operations of PacifiCare and FHP had the Mergers, PCFL Disposition and Talbert Capitalization assumed therein occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be expected in the future.

    On February 27, 1997, PacifiCare Holding's board of directors approved a change in its fiscal year end to December 31. Prior to that date, PacifiCare reported its financial information on the basis of a September 30 fiscal year. Prior to the consummation of the FHP Merger, FHP reported its financial information on the basis of a June 30 fiscal year. The Unaudited Pro Forma Condensed Consolidated Financial Statements for the fiscal year ended
September 30, 1996 include PacifiCare's historical results of operations for the fiscal year ended September 30, 1996 and FHP's historical results of operations for the fiscal year ended June 30, 1996. The Unaudited Pro Forma Condensed Consolidated Financial Statements for the three months ended December 31, 1996 include the historical results of operations of PacifiCare and FHP for the three months ended December 31, 1996. The Unaudited Pro Forma Condensed Consolidated Financial Statements include the historical balance sheet of PacifiCare and FHP as of December 31, 1996.

    The Cash Consideration portion of the purchase price for the FHP Merger was derived by using the actual number of FHP shares outstanding immediately prior to the Effective Time. The stock consideration portion of the purchase price was based on the actual number of PacifiCare Holding capital shares issued in conjunction with the FHP Merger and average closing market prices of PacifiCare Common Stock over a reasonable period of time before and after the final shareholder approval date of the FHP Merger on December 31, 1996.

    The Unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with such historical financial statements, and the notes thereto, which are included in or incorporated by reference in this Form 8-K/A.

                                  PACIFICARE HOLDING
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                     FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1996
                        (In thousands, except per share data)




                                                        Less                                           Plus
                                                    Pro Forma PCFL                       Plus       Pro Forma      PacifiCare
                                       PacifiCare     Disposition    PacifiCare, as      FHP        FHP Merger     Holding, as
                                       Historical     Adjustments       Adjusted      Historical    Adjustments     Adjusted
                                      -----------   --------------   --------------  ------------   ------------   -----------
                                                         (1)                                           (4)
Total operating revenue               $ 4,637,305       $  59,715      $ 4,577,590   $ 4,179,284    $        -     $ 8,756,874
Expenses:
   Health care services                 3,872,747          60,755        3,811,992     3,530,928      (125,340)(5)   7,217,580
   Marketing, general and
      administrative expenses             575,928          19,869          556,059       478,549       125,340 (5)   1,159,948
   Impairment, disposition
      and restructuring charges            75,840          67,986            7,854         9,659             -          17,513
   Office of Personnel Management
      reserve charge                       25,000               -           25,000        45,000             -          70,000
   Amortization of goodwill and
      intangible assets                     9,153           1,163            7,990        32,064        29,630 (6)      69,684
                                      -----------       ---------      -----------   -----------    ----------     -----------
Operating income (loss)                    78,637         (90,058)         168,695        83,084       (29,630)        222,149
Interest income                            46,237           2,231 (3)       44,006        36,174             -          80,180
Interest expense                           (2,094)          (3)             (2,091)      (21,141)      (68,340)(7)     (91,572)
                                      -----------       ---------      -----------   -----------    ----------     -----------
Income (loss) before income taxes         122,780         (87,830)         210,610        98,117       (97,970)        210,757
Provision (benefit) for income taxes       50,827         (32,600)(2)       83,427        53,964       (32,852)(8)     104,539
                                      -----------       ---------      -----------   -----------    ----------     -----------
Net income (loss)                          71,953         (55,230)         127,183        44,153       (65,118)        106,218
Preferred stock dividends                       -               -                -        26,425       (26,425)(9)           -
                                      -----------       ---------      -----------   -----------    ----------     -----------
Net income (loss) attributable
      to common stock                 $    71,953       $ (55,230)     $   127,183   $    17,728    $  (38,693)    $   106,218
                                      -----------       ---------      -----------   -----------    ----------     -----------
                                      -----------       ---------      -----------   -----------    ----------     -----------
Weighted average common shares
   and equivalents outstanding used
   to calculate earnings per share          31,671                           31,671        41,524                        45,520(10)
                                      -----------                      -----------   -----------                   -----------
                                      -----------                      -----------   -----------                   -----------
Earnings per share                    $      2.27                      $      4.02   $      0.43                   $      2.33
                                      -----------                      -----------   -----------                   -----------
                                      -----------                      -----------   -----------                   -----------



See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

                                  PACIFICARE HOLDING
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                     FOR THE THREE MONTHS ENDED DECEMBER 31, 1996
                        (In thousands, except per share data)




                                                        Less                                           Plus
                                                    Pro Forma PCFL                       Plus       Pro Forma      PacifiCare
                                       PacifiCare     Disposition    PacifiCare, as      FHP        FHP Merger     Holding, as
                                       Historical     Adjustments       Adjusted      Historical    Adjustments     Adjusted
                                      -----------   --------------   --------------  ------------   ------------   -----------
                                                         (1)                                           (4)
Total operating revenue               $ 1,234,875       $   9,124      $ 1,225,751   $ 1,108,343    $        -     $ 2,334,094

Expenses:
   Health care services                 1,039,345           6,612        1,032,733       938,838       (31,242)(5)   1,940,329
   Marketing, general and
      administrative expenses             153,135           2,777          150,358       122,337        31,242 (5)     303,937
   Amortization of goodwill and
       intangible assets                    1,861               -            1,861         7,624         7,800 (6)      17,285
                                      -----------       ---------      -----------   -----------    ----------     -----------
Operating income (loss)                    40,534            (265)          40,799        39,544        (7,800)         72,543
Interest income                            12,652             688 (3)       11,964         9,152             -          21,116
Interest expense                             (350)              -             (350)       (2,451)      (17,085)(7)     (19,886)
                                      -----------       ---------      -----------   -----------    ----------     -----------
Income (loss) before income taxes          52,836             423           52,413        46,245       (24,885)         73,773
Provision (benefit) for income taxes       21,079             170 (2)       20,909        21,272        (8,213)(8)      33,968
                                      -----------       ---------      -----------   -----------    ----------     -----------
Net income (loss)                          31,757             253           31,504        24,973       (16,672)         39,805
Preferred stock dividends                       -               -                -         6,575        (6,575)(9)         -
                                      -----------       ---------      -----------   -----------    ----------     -----------
Net income (loss) attributable to
      common stock                    $    31,757       $     253      $    31,504   $    18,398    $  (10,097)    $    39,805
                                      -----------       ---------      -----------   -----------    ----------     -----------
                                      -----------       ---------      -----------   -----------    ----------     -----------
Weighted average common shares
  and equivalents outstanding used
  to calculate earnings per share          31,800                           31,800        42,268                        45,649 (10)
                                      -----------                      -----------   -----------                   -----------
                                      -----------                      -----------   -----------                   -----------
Primary earnings per share            $      1.00                      $      0.99   $      0.44                   $      0.87
                                      -----------                      -----------   -----------                   -----------
                                      -----------                      -----------   -----------                   -----------

Fully diluted weighted average
  common shares and equivalents
  outstanding used to calculate
  earnings per share                                                                      59,293                        45,651 (10)
                                                                                     -----------                   -----------
                                                                                     -----------                   -----------
Fully diluted earnings per share                                                     $      0.42                   $      0.87
                                                                                     -----------                   -----------
                                                                                     -----------                   -----------




See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

                                  PACIFICARE HOLDING
               UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  DECEMBER 31, 1996
                                    (In thousands)




                                                    Pro Forma PCFL                                  Pro Forma      PacifiCare
                                       PacifiCare     Disposition    PacifiCare, as      FHP        FHP Merger     Holding, as
                                       Historical     Adjustments       Adjusted      Historical    Adjustments     Adjusted
                                      -----------   --------------   --------------  ------------   ------------   -----------
                                                         (3)                                           (4)
ASSETS
Current assets:
  Cash and equivalents                $   367,748       $   8,537      $   376,285   $   297,815    $    6,656 (14) $  680,756
  Marketable securities                   594,734               -          594,734       226,598             -         821,332
  Receivables, net                        156,212          (3,161)         153,051       165,367        59,598 (17)    378,016
  Prepaid expenses and other
    current assets                          8,876            (631)           8,245        27,488             -          35,733
  Deferred income taxes                    54,745               -           54,745        49,165             -         103,910
                                      -----------       ---------      -----------   -----------    ----------      ----------
     Total current assets               1,182,315           4,745        1,187,060       766,433        66,254       2,019,747
                                      -----------       ---------      -----------   -----------    ----------      ----------

Property, plant and equipment, net          91,239         (3,860)          87,379       231,764       (29,000)(11)    290,143
Assets held for sale                            -               -                -        15,752             -          15,752
Long-term investments                           -               -                -        49,985             -          49,985
Marketable securities - restricted         35,399          (2,472)          32,927        96,650             -         129,577
Goodwill and intangible assets            227,422               -          227,422     1,013,510     1,240,184 (12)  2,481,116
Other assets                               25,097             (37)          25,060        36,731             -          61,791
                                      -----------       ---------      -----------   -----------    ----------      ----------
                                      $ 1,561,472       $  (1,624)     $ 1,559,848   $ 2,210,825    $1,277,438      $5,048,111
                                      -----------       ---------      -----------   -----------    ----------      ----------
                                      -----------       ---------      -----------   -----------    ----------      ----------

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Medical claims and benefits
    payable                           $   278,800       $  (1,678)     $   277,122   $   388,565    $        -     $   665,687
  Accounts payable and accrued
    liabilities                           162,882             957          163,839       186,660       105,300 (13)    455,799
  Unearned premium revenue                256,416            (903)         255,513       207,930             -         463,443
  Long-term debt due within one year        1,511               -            1,511        19,104             -          20,615
                                      -----------       ---------      -----------   -----------    ----------      ----------
  Total current liabilities               699,609          (1,624)         697,985       802,259       105,300       1,605,544
                                      -----------       ---------      -----------   -----------    ----------      ----------

Long-term debt due after one year           1,370               -            1,370       100,195     1,100,924 (14)  1,202,489
Deferred income taxes                           -               -                -             -       129,110 (15)    129,110
Other liabilities                               -               -                -        88,596             -          88,596
Minority interest                             391               -              391             -             -             391
Shareholders' equity:
  Preferred shares                              -               -                -         1,052          (947)(16)        105
  Common shares                               313               -              313         2,078        (1,982)(16)        409
  Additional paid-in capital              373,405               -          373,405       953,756       207,922 (16)  1,535,083
  Unrealized holding gain (loss) on
    available-for-sale securities,
    net of taxes                            3,451               -            3,451          (844)          844 (12)      3,451
  Retained earnings                       482,933               -          482,933       263,733      (263,733)(12)    482,933
                                      -----------       ---------      -----------   -----------    ----------      ----------
    Total shareholders' equity            860,102               -          860,102     1,219,775       (57,896)      2,021,981
                                      -----------       ---------      -----------   -----------    ----------      ----------
                                      $ 1,561,472       $  (1,624)     $ 1,559,848   $ 2,210,825    $1,277,438      $5,048,111
                                      -----------       ---------      -----------   -----------    ----------      ----------
                                      -----------       ---------      -----------   -----------    ----------      ----------



 See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

                                  PACIFICARE HOLDING
                        NOTES TO UNAUDITED PRO FORMA CONDENSED
                          CONSOLIDATED FINANCIAL STATEMENTS

PRO FORMA ADJUSTMENTS RELATED TO THE PCFL DISPOSITION

(1) PCFL DISPOSITION. Pro forma adjustments to remove the historical operating results of PCFL and to reflect an increase in marketing, general and administrative expenses for corporate allocations included in PCFL's results of operations that are expected to remain after the PCFL Disposition. During the fiscal year ended September 30, 1996, PacifiCare recognized a charge for the impairment of goodwill, the disposition of Pasteur Delivery Systems and restructuring charges associated with its PCFL operations totaling $68.0 million ($42.4 million or $1.34 per share, net of tax).

(2) INCOME TAXES. Pro forma adjustment to reflect the tax effects of the PCFL Disposition and related non-deductible goodwill amortization at the statutory rates in effect during the fiscal year ended September 30, 1996 and the three months ended December 31, 1996.


--------------------------------------------------------------------------------
                                       Fiscal Year Ended   Three Months Ended
(In thousands)                         September 30, 1996  December 31, 1996
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
PCFL (loss) income before income taxes      $  (87,830)         $  423
Non-deductible goodwill amortization             6,734               -
--------------------------------------------------------------------------------
                                               (81,096)            423
Statutory tax rate                                40.2%           40.2%
--------------------------------------------------------------------------------
Pro forma income tax (benefit) provision
  adjustment                                $  (32,600)         $  170
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(3) SALES PRICE. Pro forma adjustments to record the assets acquired and liabilities assumed by Total Health Choice, Inc., and cash received by PacifiCare for the sale of PCFL. The terms of the sale agreement included a put option whereby in the event that Total Health Choice, Inc. does not obtain state regulatory approvals to operate in Florida by January 31, 1998, Total Health Choice, Inc. shall have the option to require the Company to repurchase PCFL for $5.9 million. The Company, therefore, will defer the gain of approximately $1.9 million on the sale of PCFL until such regulatory approvals are obtained. No pro forma adjustments have been made to reflect interest income for the fiscal year ended September 30, 1996, or the three months ended December 31, 1996, on the net proceeds from the PCFL Disposition, because the amounts are not material.

PRO FORMA INCOME STATEMENT ADJUSTMENTS RELATED TO THE MERGERS

(4) FHP MERGER. Pro forma adjustments to reflect the FHP Merger. The Unaudited Pro Forma Condensed Consolidated Financial Statements do not reflect any nonrecurring charges that may be incurred as a result of the integration of FHP.

(5) HEALTH CARE ADMINISTRATION EXPENSES. Pro forma adjustment to reclassify certain health care administration expenses. PacifiCare Holding classifies such costs as administrative expenses, while FHP classified such costs as health care services expense.

(6) AMORTIZATION OF INTANGIBLES. Pro forma adjustment to reflect amortization of approximately $2.2 billion of the excess of the purchase price of the FHP Merger over the estimated fair value of the net assets acquired using a range of estimated useful lives for identifiable intangible assets of 20 to 40 years and a 40-year useful life for goodwill, resulting in a 36 year average useful life assuming first year amortization of $61.7 million; see Note (12).

(7) INTEREST EXPENSE. Pro forma adjustment to reflect additional interest expense on actual borrowings under the Credit Facility to finance the Cash Consideration, the Talbert Capitalization (see Note (17)) and certain transactions associated with the Mergers at the weighted average interest rate of approximately 5.9 percent for the fiscal year ended September 30, 1996 and for the three months ended December 31, 1996.

(8) INCOME TAXES. Pro forma adjustment to reflect the tax effects of the FHP Merger and related non-deductible goodwill amortization at the statutory rates in effect during the fiscal year ended September 30, 1996 and the three months ended December 31, 1996.

--------------------------------------------------------------------------------
                                       Fiscal Year Ended   Three Months Ended
(In thousands)                         September 30, 1996  December 31, 1996
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Pro forma adjustments to income before
  income taxes                              $  (97,970)         $ (24,885)
Increase in non-deductible goodwill
  amortization                                  16,249              4,454
--------------------------------------------------------------------------------
                                               (81,721)           (20,431)
Statutory tax rate                                40.2%              40.2%
--------------------------------------------------------------------------------
Pro forma income tax benefit adjustment     $  (32,852)         $  (8,213)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(9) PREFERRED STOCK DIVIDENDS. Pro forma adjustment to reflect a reduction in dividend payments as a result of the conversion of FHP Preferred Stock into cash and assuming the conversion of PacifiCare Holding Series A Preferred to PacifiCare Holding Class B Common occurred on October 1, 1995 and 1996. Because PacifiCare Holding Series A Preferred is considered to be a common stock equivalent, the assumed conversion to PacifiCare Holding Class B Common on the dates indicated would result in no dividend payments for the periods indicated.

(10) COMMON SHARES AND EQUIVALENTS OUTSTANDING. The pro forma adjustment reflects the following events related to the FHP Merger for the fiscal year ended September 30, 1996 and the three months ended December 31, 1996.


---------------------------------------------------------------------------------------------------------
                                                               Fiscal Year             Three Months
                                                                  Ended                    Ended
(In thousands)                                               September 30, 1996       December 31, 1996
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
PacifiCare weighted average common shares
  and equivalents outstanding                                            31,671                  31,800
Dilutive shares issuable, net of shares assumed to have
  been purchased (at the average market price) for
  treasury with assumed proceeds from the contingent
  exercise of stock options                                                 192                     192
Assumed conversion of PacifiCare Holding Series A Preferred
  to PacifiCare Holding Class B Common                                    3,974                   3,974
Issuance of PacifiCare Holding Class A Common                             2,337                   2,337
Issuance of PacifiCare Holding Class B Common                             7,346                   7,346
---------------------------------------------------------------------------------------------------------
PacifiCare Holding weighted average shares and
  equivalents outstanding, as adjusted, used in calculation of
  of primary earnings per share                                          45,520                  45,649
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
Difference between the higher of ending or average market
   price for dilutive shares issuable, net of shares assumed to have been purchased for treasury with assumed proceeds
   from the contingent exercise of stock options                                                      2
---------------------------------------------------------------------------------------------------------
PacifiCare Holding weighted average shares and equivalents
   outstanding, as adjusted, used in calculation of fully diluted
   earnings per share                                                                            45,651
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------


PRO FORMA BALANCE SHEET ADJUSTMENTS RELATED TO THE MERGERS

(11) PROPERTY, PLANT AND EQUIPMENT. Pro forma adjustment to conform FHP's accounting policies with those of PacifiCare related to expensing rather than capitalizing costs for purchased and internally developed software. This adjustment is reflected in goodwill and intangible assets (see Note (12)).

(12) GOODWILL AND INTANGIBLE ASSETS. Pro forma adjustment to record the FHP Merger and reflect the excess of the purchase price over the net assets acquired and the related deferred tax effect. The purchase price allocation is based on currently available information and may be adjusted upon completion of the final valuations of FHP's assets and liabilities. Based on current information, PacifiCare Holding does not expect the final purchase price allocation to be materially different from that assumed in the Unaudited Pro Forma Condensed Consolidated Balance Sheet.



---------------------------------------------------------------------------------------------------------
(In thousands)
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
Purchase price consideration (see subsection (a) below)                                    $  2,189,147
Direct transaction costs                                                                        105,300
                                                                                           ------------
Total purchase price                                                                          2,294,447
Less FHP shareholders' equity as follows:
  Preferred shares                                                                                1,052
  Common shares                                                                                   2,078
  Additional paid-in capital                                                                    953,756
  Unrealized holding loss on available-for-sale securities                                         (844)
  Retained earnings                                                                             263,733
                                                                                           ------------
                                                                                              1,074,672
Plus: FHP goodwill and intangible assets                                                      1,013,510
    Conforming accounting adjustment (see Note (11))                                             29,000
    Talbert Rights Offering adjustment (see Note (17))                                            7,402
                                                                                           ------------
Acquisition cost in excess of net assets acquired                                          $  2,124,584
                                                                                           ------------
                                                                                           ------------
Allocation of acquisition cost in excess of net assets acquired:
  Allocation to identifiable intangible assets:
    Employer groups                                                 $  225,370
    Provider networks                                                   84,500
    Bank fees                                                           11,300
                                                                    ----------
    Subtotal                                                                                 $  321,170
  Allocation to goodwill:
    Goodwill, before deferred tax adjustment                         1,803,414
    Less FHP goodwill                                                1,013,510
                                                                    ----------
    Subtotal                                                                                    789,904
    Pro forma increase in deferred tax liability due to
      step up in identifiable intangible assets                                                 129,110
                                                                                           ------------
    Pro forma increase in goodwill                                                              919,014
---------------------------------------------------------------------------------------------------------
  Net pro forma adjustment to goodwill and intangible assets                               $  1,240,184
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------


(a) The Cash Consideration portion of the purchase price was derived by using the actual number of FHP shares outstanding immediately prior to the Effective Time. The stock consideration portion of the purchase price was based on the actual number of PacifiCare Holding capital shares issued in conjunction with the FHP Merger, and average closing market prices of PacifiCare common stock over a reasonable period of time before and after the final shareholder approval date of the Mergers on December 31, 1996 as follows:



---------------------------------------------------------------------------------------------------------
                                                                Preferred       Common
(In thousands, except per share data)                             Shares        Shares        Total
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
Cash Consideration:
FHP shares outstanding                                              21,034         41,738
Cash conversion price                                           $   14.113     $   17.500
                                                                ----------     ----------
  Total cash consideration                                      $  296,853     $  730,415  $  1,027,268
                                                                ----------     ----------
                                                                ----------     ----------

Stock Consideration:
PacifiCare Holding Class A Common shares issued                                     2,337
Average closing price of PacifiCare Class A Common Stock                       $   80.616
                                                                               ----------
  Total PacifiCare Holding Class A Common value                                                 188,400
PacifiCare Holding Class B Common shares issued                                     7,346
Average closing price of PacifiCare Class B Common Stock                       $   83.964
                                                                               ----------
  Total PacifiCare Holding Class B Common value                                                 616,800
PacifiCare Holding Series A Preferred shares issued                10,517
PacifiCare Holding Series A Preferred consideration             $  31.120
                                                                ---------
  Total PacifiCare Holding Series A Preferred value                                             327,289

Stock Option Consideration:
Average closing price of PacifiCare Class B Common Stock                       $   83.964
Average exercise price of FHP stock options as if converted                        52.598
                                                                               ----------
  In-the-money value of converted options                                      $   31.366
FHP stock options converted to PacifiCare Holding stock options                       937
                                                                               ----------
  Total consideration attributable to conversion of FHP options                                  29,390
---------------------------------------------------------------------------------------------------------
Total purchase price consideration                                                         $  2,189,147
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------



(13) ACCOUNTS PAYABLE AND ACCRUED LIABILITIES. Pro forma adjustment to reflect estimated transaction costs (see Note (12)).

(14) LONG-TERM DEBT. Pro forma adjustments to reflect actual borrowings totaling $1.12 billion under the Credit Facility to finance the FHP Merger, including the Cash Consideration, Talbert Capitalization (see Note (17)) and certain transactions, including PacifiCare Holding's repayment of amounts outstanding under FHP's bank credit facility, associated with the Mergers as follows (see Note (7)):

--------------------------------------------------------------------------------
(In thousands)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Total cash borrowed                                             $  1,120,000
Less: FHP bank credit facility repayment                             (19,076)
--------------------------------------------------------------------------------
                                                                   1,100,924
Less: FHP Merger cash consideration                               (1,027,268)
      Talbert Capitalization                                         (67,000)
--------------------------------------------------------------------------------
Cash balance remaining                                              $  6,656
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(15) DEFERRED INCOME TAXES. Pro forma adjustment to reflect increase in deferred tax liability due to step up in identifiable intangible assets (see Note (12)).

(16) SHAREHOLDERS' EQUITY. Pro forma adjustment to reflect issuance of stock as a result of the FHP Mergers (see Note (12)).


---------------------------------------------------------------------------------------------------------------
                                          Preferred             Common      Additional Paid-
(In thousands)                              Stock               Stock          in Capital            Total
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
Issuance of PacifiCare
  Holding Class A Common                 $      -          $       23          $  188,377         $  188,400
Issuance of PacifiCare
  Holding Class B Common                        -                  73             616,727            616,800
Issuance of PacifiCare
  Holding Series A Preferred                  105                   -             327,184            327,289
Conversion of FHP stock options                 -                   -              29,390             29,390
Cancellation of FHP capital stock          (1,052)             (2,078)           (953,756)          (956,886)
---------------------------------------------------------------------------------------------------------------
Pro forma adjustments                    $   (947)          $  (1,982)         $  207,922         $  204,993
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------



PRO FORMA ADJUSTMENTS RELATED TO THE TALBERT RIGHTS OFFERING

    (17) PRO FORMA EFFECT OF TALBERT RIGHTS OFFERING. FHP will distribute, as soon as practicable and legally permissible, to former holders of FHP Common Stock and FHP Preferred Stock as of February 14, 1997, one Talbert Right for each 21.19154 shares of FHP Common Stock and one Talbert Right for each 26.27752 shares of FHP Preferred Stock. Pursuant to the Talbert Rights Offering, holders of Talbert Rights may purchase one share of Talbert Common Stock for each Talbert Right held for the subscription price of $21.50 per share. Holders of Talbert Rights will be entitled to subscribe for all, or any portion of, the shares of Talbert Common Stock underlying their Talbert Rights, as well as to subscribe for any unallocated additional shares. On February 14, 1997, FHP contributed $67 million to Talbert to increase its net worth to approximately $60 million. Also at that time, FHP sold its investment in Talbert in exchange for the Talbert Rights and a non-recourse promissory note in the amount of $59.6 million. Proceeds from the exercise of the Talbert Rights, to the extent subscribed, will be used to repay the note payable to FHP. To the extent that the Talbert Rights are not fully subscribed, the note will be repaid by issuance of the underlying shares of Talbert common stock to FHP.

The pro forma adjustments reflect a note receivable for the expected Talbert Rights Offering proceeds totaling $59.6 million. In addition, goodwill includes an adjustment for $7.4 million to reflect FHP's net capitalization and sale of Talbert. FHP's investment in Talbert approximates the expected Talbert Rights Offering proceeds if fully subscribed; therefore, no gain or loss is expected on the transaction. There can be no assurance that the Talbert Rights Offering will be partially or fully subscribed. Other than those pro forma adjustments discussed above, the pro forma effects of the Talbert Rights Offering on the results of operations and financial position of PacifiCare Holding have not been disclosed, given their immateriality relative to PacifiCare Holding's Unaudited Pro Forma Condensed Consolidated Financial Statements taken as a whole.

FHP has negotiated a written agreement with Talbert, under which all Talbert-contracted medical providers or sites agree to provide professional services to members of FHP's HMOs and enrollees in insurance products of FHP and its subsidiaries in exchange for a negotiated capitation fee. In addition, FHP entered into an agreement for FHP to render certain administrative services (primarily related to certain information systems) for a period not to exceed one year following the Effective Time at a rate and on other terms that were approved by PacifiCare Holding.

Talbert and FHP have entered into a Real Estate and Equipment Master Transfer Agreement (the "Master Lease Agreement") to provide for the lease, sublease or assignment by FHP to Talbert of facilities and equipment used by Talbert that are either owned or leased by FHP. The leases are accounted for as operating leases. The Master Lease Agreement has been amended to include (i) the extension, at prevailing market rates, of the existing terms of the individual leases to December 31, 2005, with the exception of leases with respect to up to 90,000 square feet (of a total of approximately 472,000 square feet) that Talbert may elect not to renew; (ii) two five-year extension options at prevailing market rates, exercisable solely at Talbert's discretion; and (iii) a right of first offer for Talbert to purchase the furniture, fixtures and equipment subject to the Master Lease Agreement ("FF&E"). The parties have also agreed to enter into a separate lease agreement with respect to FF&E that will expire on December 31, 2000. The Master Lease Agreement, as amended, also provides that FHP and Talbert will enter into individual leases with respect to the real estate and equipment subject to the Master Lease Agreement. Talbert has assumed the obligations of FHP under certain other leases with third parties.

    (c)  Exhibit Index

         2.01 Amended and Restated Agreement and Plan of Reorganization, dated as of November 11, 1996, among N-T Holdings, Inc., a Delaware corporation, PacifiCare Health Systems, Inc., a Delaware corporation, FHP International Corporation, a Delaware corporation, Neptune Acquisition Corp., a Delaware corporation, and Tree Acquisition Corp., a Delaware corporation. Incorporated by reference herein from Appendix A of the prospectus, included in the Registration Statement on Form S-4 (No. 333-16271), as amended, filed by PacifiCare Holding on November 26, 1996 pursuant to Rule 424(b) (3) promulgated under the Securities Act of 1933, as amended (the "Prospectus").

         2.02 The subsection entitled "Merger Consideration" of the section entitled "The Mergers and Related Transactions" of the Prospectus and the subsection entitled "Financing of FHP Merger Consideration" of the section entitled "The Mergers and Related Transactions" of the Prospectus. Incorporated by reference herein from the Prospectus.

         2.03 The section entitled "The Offering" of the prospectus included in the Registration Statement on Form S-1 (No. 333-17679), as amended, filed by Talbert Medical Management Holdings Corporation, most recently filed on April 4, 1997 (the "Talbert S-1"). Incorporated by reference herein from the Talbert S-1.

         4.01 Form of Specimen Certificate for PacifiCare's Holding Class A Common Stock. Incorporated by reference herein from the PacifiCare Health Systems, Inc. Current Report on Form 8-K filed on February 21, 1997.

         4.02 Form of Specimen Certificate for PacifiCare Holding's Class B Common Stock. Incorporated by reference herein from the PacifiCare Health Systems, Inc. Current Report on Form 8-K filed on February 21, 1997.

         4.03 Form of Specimen Certificate for PacifiCare Holding's Series A Cumulative Convertible Preferred Stock. Incorporated by reference herein from the PacifiCare Health Systems, Inc. Current Report on Form 8-K filed on February 21, 1997.

         23.1      Consent of Ernst & Young LLP.

         23.2      Consent of Deloitte & Touche LLP.

         99.01 Press Release of February 14, 1997. Incorporated by reference herein from the PacifiCare Health Systems, Inc. Current Report on Form 8-K filed on February 21, 1997.

                                      SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                           PACIFICARE HEALTH SYSTEMS, INC.
                           -------------------------------
                                     (Registrant)


Date:    April 11, 1997           By:  /s/  Alan R. Hoops
    -------------------------          -----------------------------
                                            Alan R. Hoops
                                       President and Chief Executive Officer